Applied UV Announces Acquisition of the Airocide® Technology Platform for Airborne Pathogen Reduction

•	Developed with NASA as a patented pathogen killing technology
•	Proprietary photocatalytic oxidation process thoroughly destroys viruses, bacteria, spores, and fungi as well as other carbon-based molecules.
•	Airocide® air disinfection technology compliments and expands the SteriLumen platform, together providing a more comprehensive solution for air and surface
•	Accelerates the strategy to grow revenues through complimentary acquisitions
•	Enhances scale in the fast-growing disinfection device market
•	Applied UV to host investor call at 9:00am ET on February 9, 2021

Mount Vernon, NY, February 9, 2021 – Applied UV, Inc. (NasdaqCM: AUVI) (“Applied UV” or the “Company”), an infection control technology company that applies the power of narrow-range ultraviolet light (“UVC”) to destroy pathogens safely, thoroughly, and automatically, announced it has closed on the acquisition by its wholly-owned subsidiary, SteriLumen, Inc. (“SteriLumen”), of substantially all of the assets of Akida Holdings LLC, (“Akida”), including all of the rights to manufacture and sell the Airocide® System of patented, air disinfection and purification technologies, for 1.375 million common shares of Applied UV stock and $901,274.96 in cash. Neither SteriLumen nor Applied UV will assume any long-term debt or non-operating liabilities of Akida. Airocide® products have seen broad adoption across all major markets including resorts and hotels, hospitals and nursing homes, food distribution and wine making commercial buildings, and retail sectors. Akida’s revenue for the full calendar year 2020 is estimated to be $4.7 million with EBITDA of approximately $921,000. The agreement has been unanimously approved by the Boards of Directors of both companies.

“The last year demonstrated more than ever the importance of innovative and comprehensive infection control solutions that protect healthcare providers, patients, and the general public. Since establishing a distribution agreement with Airocide® last year, our appreciation has only grown for its capabilities; they represent a natural complement and extension to Applied UV's product and service offerings, global reach, and customers," said Q Saeed, CEO of Applied UV. "Our companies share a similar focus on infection control across a range of healthcare, hospitality, and commercial customers. Combined, we will offer a broader set of customers a more diversified selection of infection control products and services. We welcome the people of Airocide® to the Applied UV team and firmly believe that together, we will create greater value for our customers and shareholders."

Keith Frein, President of Akida, commented, "We are pleased to reach this agreement with SteriLumen and Applied UV. We believe the value opportunity is compelling, both today and in a post-COVID world, as the combined company will have the scale, breadth, and depth to unlock substantial value that will drive further benefits for shareholders, customers, and all stakeholders. We look forward to working collaboratively to bring our two organizations together.”

The Airocide® system, originally developed for NASA by the University of Wisconsin, is a medical-grade, airborne pathogen killing technology that uses a patented combination of UVC and a proprietary titanium dioxide based photocatalyst. The Airocide® system is clinically proven and field tested to kill/remove/eliminate airborne pathogenic and non-pathogenic microorganisms, allergens, odors, and harmful organic compounds in a variety of applications and industries including healthcare, hospitality, grocery chains, wine making facilities, commercial real estate, schools, dental offices, cannabis, and homes. Airocide® has been featured on CNN, Fox News Networks, Maxim and The Ellen Show. The Airocide technology is widely accepted and currently used by nationally recognized brands such as Hard Rock Café, the US Army, Stag’s Leap vineyards and many more.

Airocide® Product Portfolio

Airocide® Strategic and Financial Benefits

This transaction brings together Applied UV's and Airocide's product franchises to create a stronger global business serving a broader set of customers.

•	Enhances scale in the fast-growing disinfection device market.
•	The SteriLumen & Airocide® brands bring cost effective and fully automated disinfection platforms with broad applicability.
•	Disinfection for both Surface and Air: Extensive product offering provides more complete solution to meet customer needs.
•	Airocide® platform brings additional scientific validation and technological advancement.
•	Importance of disinfection and indoor air quality expected to remain after COVID-19 supporting market growth.

Applied UV Strategic and Financial Benefits to Airocide®

•	Greater access to capital to respond to market demand and grow revenue.
•	Increased manufacturing capacity to accelerate throughput and shorten the cycle from ordering to delivery of Airocide® units.
•	Enhanced access to leasing and/or financing assistance to customers.
•	Enhanced sales and marketing activities from SteriLumen personnel who, in conjunction with the network of the Applied UV Board, have expansive resources to help drive adoption in industry sectors new to Airocide®

Transaction Details

•	Asset purchase of the Airocide® technology, product line and associated intellectual property and know how
•	Total consideration paid to Akida in a combination of cash and stock: $901,274.96 in cash and 1.375M shares

Conference Call/Webcast Information

Applied UV's management team will host an investor conference call and live webcast on February 9, 2021 beginning at 9:00am ET.

Investors can access the webcast via the following link https://www.webcaster4.com/Webcast/Page/2626/39959. For those planning to participate on the call, please dial +1-888-506-0062 for domestic calls, or +1-973-528-0011 for international calls and use entry code 652822. A replay of the conference call will be available online on the Applied UV web site, and a dial-in replay will be available for one week following the call at +1-877-481-4010 (for domestic calls) or +1-919-882-2331 (for international calls), replay passcode #39959.

About Airocide® and Akida Holdings LLC

Akida Holdings LLC, headquartered in Jacksonville, Florida, owns the exclusive world-wide rights to a unique NASA commissioned photocatalytic oxidation technology that is the foundation of the Airocide® brand of medical grade air disinfection and purification products. The Airocide® technology is 510k cleared as a class 2 medical device and has been clinically tested by the University of Wisconsin, Texas Tech University, and Texas A&M University. Airocide® devices have been proven to eliminate greater than 99.99% of pathogens and biological contaminants that enter the system. Additional information can be found at www.airocide.com. Applied UV makes no representations with respect to the accuracy of the information on such website.

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection control in the healthcare, hospitality, commercial and municipal markets. The Company has two wholly owned subsidiaries - SteriLumen, Inc. (“SteriLumen”) and Munn Works, LLC (“Munn Works”). SteriLumen’s connected platform for Data Driven Disinfection™ applies the power of ultraviolet light (UVC) to destroy pathogens safely, thoroughly, and automatically, addressing the challenge of healthcare-acquired infections ("HAIs"). Targeted for use in facilities that have high customer turnover such as hospitals, hotels, commercial facilities, and other public spaces, the SteriLumen platform uses UVC LEDs in several patented designs for infection control in and around high-traffic areas, including sinks and restrooms, killing bacteria, viruses, and other pathogens residing on hard surfaces within devices’ proximity. The Company’s patented in-drain disinfection device is the only product that addresses this critical pathogen intensive location.

SteriLumen devices were tested at an independent laboratory and found to be effective in killing the OC43 human coronavirus, a strain structurally and genetically similar to SARS-CoV-2. SteriLumen was formed in 2016 by the founders of MunnWorks, manufacturer of fine mirrors for the hospitality industry, to provide novel, easy to deploy and effective devices to protect vulnerable populations from dangerous infections, providing a compelling solution for the hospitality space and a solid path to entering the healthcare market.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Applied UV Investor Relations

TraDigital IR

Kevin McGrath

TraDigital IR

+1-646-418-7002

kevin@tradigitalir.com

MJ Clyburn

TraDigital IR

+1-917-327-684

clyburn@tradigitalir.com

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